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Solitron Devices, Inc.
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PRESS RELEASE

SOLITRON DEVICES, INC. ANNOUNCES THE EXPANSION OF ITS PREVIOUSLY AUTHORIZED STOCK REPURCHASE PROGRAM TO $1 MILLION

WEST PALM BEACH, FL, JULY 28, 2015 – Solitron Devices, Inc. (OTCQB: “SODI”) announced today that it has expanded its previously announced stock repurchase program from up to $500,000 of the Company’s common stock through February 29, 2016 to up to $1,000,000 of the Company’s common stock through February 29, 2016.

“Through our stockholder engagement efforts, a number of stockholders, including one large stockholder made this positive suggestion and our board enthusiastically responded; it pleases me that our board acted unanimously on this matter” stated Shevach Saraf, Solitron’s Chairman and Chief Executive Officer.  He continued, “Our continuing commitment to maximizing stockholder value on an accelerated basis should be evident to all, at this point.”  He concluded, “We again ask our stockholders to support our board’s nominees by voting FOR Messrs. Kopperl and Reif on the WHITE proxy card in connection with our upcoming Annual Meeting which will be held next Tuesday, August 4, 2015.”

Purchases under the stock repurchase program may be made through the open market or privately negotiated transactions as determined by the Company's management and in accordance with the requirements of the Securities and Exchange Commission. The timing and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements and other conditions.

About Solitron Devices, Inc.

Solitron Devices, Inc., a Delaware corporation, designs, develops, manufactures and markets solid-state semiconductor components and related devices primarily for the military and aerospace markets.  The Company manufactures a large variety of bipolar and metal oxide semiconductor (“MOS”) power transistors, power and control hybrids, junction and power MOS field effect transistors (“Power MOSFETS”), field effect transistors and other related products.  Most of the Company's products are custom made pursuant to contracts with customers whose end products are sold to the United States government.  Other products, such as Joint Army/Navy transistors, diodes and Standard Military Drawings voltage regulators, are sold as standard or catalog items.  The Company was incorporated under the laws of the State of New York in March 1959, and reincorporated under the laws of the State of Delaware in August 1987.

Solitron’s website can be visited at:  www.solitrondevices.com

Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Solitron Devices, Inc. that involve risks and uncertainties that could materially affect actual results, including statements regarding our stock repurchase program.  Factors that could cause actual results to vary from current expectations and forward-looking statements contained in this press release include, but are not limited to: (1) changes in our stock price, corporate or other market conditions; and (2) other factors contained in the Company's Securities and Exchange Commission filings, including its Form 10-K, 10-Q and 8-K reports.

Additional Information and Where to Find it

Solitron has filed a definitive proxy statement and accompanying WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") with respect to the 2015 Annual Meeting of Stockholders. SOLITRON STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Solitron, its directors, executive officer, and other employees may be deemed to be participants in the solicitation of proxies from Solitron stockholders in connection with the matters to be considered at Solitron's 2015 Annual Meeting of Stockholders. Information about Solitron's directors and executive officer is available in Solitron's definitive proxy statement for its 2015 Annual Meeting of Stockholders. To the extent holdings of Solitron's securities by such directors or executive officer have changed since the amounts set forth in Solitron's definitive proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Solitron with the SEC free of charge at the SEC's website at www.sec.gov. Copies will also be available free of charge at Solitron's website at www.solitrondevices.com.

Solitron Devices, Inc.

Contact:  Artie Regan
    Regan & Associates, Inc.
    (212) 587-3005 (phone)
    (212) 587-3006 (fax)
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